EXHIBIT 32
                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of Salisbury Bancorp, Inc. (the "Company") on Form 10-Q for the period ending June 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, John F. Perotti, Chief Executive Officer of the Company, and I, John F. Foley, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ John F. Perotti                             /s/ John F. Foley
---------------------------                     ---------------------------
    John F. Perotti                                 John F. Foley
    Chief Executive Officer                         Chief Financial Officer

August 8, 2003

The foregoing certificate is furnished solely for purposes of complying with
Section 906 of the Sarbanes-Oxley Act of 2002 and for no other purpose whatsoever. Notwithstanding anything to the contrary set forth herein or in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate the Company's future filings, including this Report on Form 10-Q, in whole or in part, this Certificate shall not be incorporated by reference into any such filings.


                                       27